                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               September 22, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                              McKESSON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




DELAWARE                           1-13252                       94-3207296
(STATE OR OTHER                  (COMMISSION                   (IRS EMPLOYER
JURISDICTION OF                 FILE NUMBER)                IDENTIFICATION NO.)
INCORPORATION)




One Post Street, San Francisco, California                         94104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)




                                 (415) 983-8300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.           OTHER EVENTS

                  On September 23, 1997, McKesson Corporation ("McKesson") and AmeriSource Health Corporation ("AmeriSource") announced that they have entered into an Agreement and Plan of Merger, dated as of September 22, 1997 (the "Merger Agreement"), pursuant to which Patriot Acquisition Corp. ("Merger Sub"), a newly formed wholly owned subsidiary of McKesson, will be merged with and into AmeriSource (the "Merger"). Under the terms of the Merger Agreement, stockholders of AmeriSource will receive 0.71 of a share of McKesson common stock for each share of AmeriSource common stock (the "AmeriSource Common Stock") they hold. The Merger is intended to be a tax-free reorganization and to qualify as a pooling of interests for financial reporting purposes. Consummation of the transaction is subject to the satisfaction of certain conditions, including approvals by the stockholders of AmeriSource and McKesson and receipt of certain regulatory approvals. The Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such Exhibit.

                  In connection with the execution of the Merger Agreement, AmeriSource and McKesson entered into a Stock Option Agreement, dated September 22, 1997 (the "Stock Option Agreement"), pursuant to which AmeriSource granted McKesson an option, exercisable under certain circumstances specified in the Stock Option Agreement, to purchase, at a purchase price of $70.87 per share, up to 3,418,601 shares of either AmeriSource Class A Common Stock (the voting capital stock) or AmeriSource Class B Common Stock (non-voting capital stock), at McKesson's election. If McKesson exercised its option and elected to acquire solely shares of Class A Common Stock, then its acquisition would represent approximately 19.9% of the outstanding shares of voting capital stock of AmeriSource, without giving effect to the exercise of the option. The Stock Option Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to such Exhibit.

                  In connection with the execution of the Merger Agreement, McKesson and Merger Sub entered into a Voting/Support Agreement with 399 Venture Partners, Inc. ("VPI"), dated September 22, 1997 (the "VPI Voting/Support Agreement"), pursuant to which VPI agreed to take certain actions in connection with the proposed Merger, including voting the shares of AmeriSource Common Stock owned by it in favor of the Merger at any meeting of stockholders held to consider the Merger. VPI owns approximately 28% of the outstanding equity of AmeriSource, which ownership is comprised of approximately 1.4% of the outstanding shares of Class A Common Stock (the voting capital stock) and nearly 100% of the outstanding shares of Class B Common Stock (nonvoting capital stock). The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock upon request, subject to regulatory limitations.

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The Voting/Support Agreement with VPI provides that, at the request of McKesson,
VPI will take all action necessary to convert its Class B Common Stock to Class
A Common Stock (but not in excess of the number of shares which would cause VPI to hold more than 19% of the voting stock of AmeriSource). McKesson expects that it will be entering into similar Voting/Support Agreements with three senior executives of AmeriSource who own in the aggregate approximately 2.3% (based on information set forth in AmeriSource's 1996 proxy statement) of the outstanding Class A Common Stock. The Voting/Support Agreement with VPI is filed as Exhibit
99.3 and is incorporated herein by reference. The foregoing description of the Voting/Support Agreement is qualified in its entirety by reference to such Exhibit.

                  In connection with the execution of the Merger Agreement, McKesson entered into an agreement dated September 22, 1997 with VPI (the "Registration Rights Agreement") with respect to the registration rights that will be accorded to VPI as a holder of McKesson common stock after the AmeriSource Common Stock is converted in the Merger. The Registration Rights Agreement is filed as Exhibit 99.4 hereto and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Exhibit.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

         The following exhibits are filed as part of this report:

99.1 Agreement and Plan of Merger, dated as of September 22, 1997, by and among McKesson Corporation, AmeriSource Health Corporation and Patriot Acquisition Corp.

99.2 Stock Option Agreement, dated September 22, 1997, by and between McKesson Corporation and AmeriSource Health Corporation.

99.3 Voting/Support Agreement, dated September 22, 1997, by and among 399 Venture Partners, Inc., McKesson Corporation and Patriot Acquisition Corp.

99.4 Registration Rights Agreement, dated September 22, 1997, by and between McKesson Corporation and 399 Venture Partners, Inc.

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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           McKESSON CORPORATION



Dated:  September 24, 1997                 By:  /s/ Nancy A. Miller
                                                -------------------------------
                                                Vice President, Secretary



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                                  EXHIBIT INDEX

Exhibit
Number                             Description

99.1 Agreement and Plan of Merger, dated as of September 22, 1997, by and among McKesson Corporation, AmeriSource Health Corporation and Patriot Acquisition Corp.

99.2 Stock Option Agreement, dated September 22, 1997, by and between McKesson Corporation and AmeriSource Health Corporation.

99.3 Voting/Support Agreement, dated September 22, 1997, by and among 399 Venture Partners, Inc., McKesson Corporation and Patriot Acquisition Corp.

99.4 Registration Rights Agreement, dated September 22, 1997, by and between McKesson Corporation and 399 Venture Partners, Inc.

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